As filed with the Securities and Exchange Commission on April 22, 2025

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	74-0694415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

AMENDED AND RESTATED CENTERPOINT ENERGY, INC.
STOCK PLAN FOR OUTSIDE DIRECTORS

(Full title of the plan)

Monica Karuturi

Executive Vice President and General Counsel

1111 Louisiana Street

Houston, Texas 77002

(713) 207-1111

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Timothy S. Taylor

Clinton W. Rancher
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002-4995
(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by CenterPoint Energy, Inc. (“CenterPoint Energy”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 350,000 shares of common stock of CenterPoint Energy issuable pursuant to the Amended and Restated CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended (the “Plan”).

In accordance with General Instruction E to Form S-8, and except as the same may be modified by the information set forth in this Registration Statement, the contents of the Registration Statement on Form S-8 (No. 333-105773) filed on June 2, 2003, as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on April 26, 2012, the Registration Statement on Form S-8 (No. 333-173660) filed on April 21, 2011, and the Registration Statement on Form S-8 (No. 333-238800) filed on May 29, 2020 relating to the Plan, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6. Indemnification of Directors and Officers.

Title 1, Chapter 8 of the Texas Business Organizations Code (“TBOC”) and Article V of CenterPoint Energy’s Fourth Amended and Restated Bylaws provide CenterPoint Energy with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, CenterPoint Energy has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

Additionally, Article IX of CenterPoint Energy’s Restated Articles of Incorporation provides that no director of CenterPoint Energy is liable to CenterPoint Energy or its shareholders for monetary damages for any act or omission in the director’s capacity as director, except as required by law as in effect from time to time. Currently, Section 7.001 of the TBOC requires that liability be imposed for the following actions: (i) any breach of such director’s duty of loyalty to CenterPoint Energy or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of such director to CenterPoint Energy or that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which such director received an improper benefit, regardless of whether or not the benefit resulted from an action taken within the scope of the director’s duties or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

Article IX of CenterPoint Energy’s Restated Articles of Incorporation also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of CenterPoint Energy existing at the time of the repeal or modification.

ITEM 8.	Exhibits.

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Document Description	Report or Registration Statement	SEC File or Registration Number	Exhibit Reference

4.1* -	Restated Articles of Incorporation of CenterPoint Energy	CenterPoint Energy’s Form 8-K dated July 24, 2008	1-31447	3.2

4.2* -	Statement of Resolutions Deleting Shares Designated Series A Preferred Stock of CenterPoint Energy	CenterPoint Energy's Form 10-K for the year ended December 31, 2011	1-31447	3(c)

4.3* -	Fourth Amended and Restated Bylaws of CenterPoint Energy	CenterPoint Energy’s Form 10-K for the year ended December 31, 2023	1-31447	3(h)

4.4* -	Form of CenterPoint Energy Stock Certificate	CenterPoint Energy’s Registration Statement on Form S-4 filed on November 5, 2001	333-69502	4.1

4.5* -	Amended and Restated CenterPoint Energy, Inc. Stock Plan for Outside Directors	CenterPoint Energy’s Form 10-Q for the quarter ended March 31, 2018	1-31447	10.1

4.6* -	First Amendment to the Amended and Restated CenterPoint Energy, Inc. Stock Plan for Outside Directors	CenterPoint Energy’s Form 10-K for the year ended December 31, 2019	1-31447	10(n)(2)

4.7* -	Second Amendment to the Amended and Restated CenterPoint Energy, Inc. Stock Plan for Outside Directors	CenterPoint Energy’s Form 10-K for the year ended December 31, 2024	1-31447	10(m)(2)

5.1 -	Opinion of Baker Botts L.L.P.

23.1 -	Consent of Deloitte & Touche LLP

23.2 -	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1 -	Powers of Attorney (included on the signature page of this Registration Statement)

107 -	Filing Fee Table

*            Incorporated herein by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 22, 2025.

CENTERPOINT ENERGY, INC.

By:	/s/ Jason P. Wells
Jason P. Wells
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason P. Wells, Christopher A. Foster and Monica Karuturi, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 2025.

Signature	Title

/s/ Jason P. Wells Jason P. Wells	President, Chief Executive Officer and Director (Principal Executive Officer and Director)

/s/ Christopher A. Foster Christopher A. Foster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kristie L. Colvin Kristie L. Colvin	Senior Vice President and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)

/s/ Wendolynn Montoya Cloonan Wendolynn Montoya Cloonan	Director

/s/ Barbara J. Duganier Barbara J. Duganier	Director

/s/ Laurie L. Fitch Laurie L. Fitch	Director

/s/ Christopher H. Franklin Christopher H. Franklin	Director

/s/ Raquelle W. Lewis Raquelle W. Lewis	Director

/s/ Thaddeus J. Malik Thaddeus J. Malik	Director

/s/ Manuel B. Miranda Manuel B. Miranda	Director

/s/ Theodore F. Pound Theodore F. Pound	Director

/s/ Dean L. Seavers Dean L. Seavers	Director

/s/ Phillip R. Smith Phillip R. Smith	Director